Exhibit 99.2

Personal and Confidential ***REVISED***

October 10, 2026

Dominic A. Savarino
33 Lana Lane
Houston, TX 77027

Dear Dominic:

We are writing this letter to formally offer you the position of Senior Vice President and Chief Financial Officer with Matrix Service Company. As you know, we have considered your qualifications carefully, in relation to our requirements and to the qualifications of other candidates and are pleased to offer you this important role in the Matrix Service Company organization.

Outlined below in the sections of this letter which follow are (1) the principal responsibilities of the job and (2) the compensation package we are offering.

Role and Responsibilities

As Senior Vice President and Chief Financial Officer, you will report directly to me, Shawn Payne, President and Chief Executive Officer. In this role, you will serve as an Executive Officer of the Company and be responsible for various tasks, including but not limited to:

•Actively supports the Company’s commitment to safety and its Core Values.
•Represents the Company at all times with high moral standards, while adhering to the Company’s Code of Business Conduct and Ethics.
•Develops and leads the organization’s short-and long-term financial strategies to align with the overall strategic plan for the business; serves as a strategic business partner to the CEO and executive team.
•Leads the accounting and finance organization to align with the overall strategic plan.
•Ensures the adequacy and soundness of the Company’s financial structure, taking appropriate steps to correct unsatisfactory conditions. Builds and maintains a strong internal control environment.
•Serves as a member of the executive management team and provides input, direction and leadership on the broad issues facing the organization.
•Provides leadership and technical direction to all accounting and financial operations to ensure Company financial information is accurate; attests to the financials, disclosures and internal controls on a quarterly basis to meet all Company and SEC requirements.
•Leads the Company’s budgeting and forecasting process.
•Reviews and analyzes monthly and quarterly financial information; prepares various reports for executive management and responds to questions regarding the financial status of the Company.
•Prepares materials to update the Board related to monthly and quarterly financial information, progress toward strategic objectives, and M&A activity.

•Establishes and maintains relationships with banks and financial institutions, ensures the Company maintains an ample financing and credit capacity; maintains relationships with private equity, venture capital, or industry partners.
•Works with CEO on the development of the Company’s M&A strategy aligned with strategic business goals; identifies potential acquisition, merger, partnership, or divestiture targets; assesses strategic fit, market positioning, and alignment with corporate objectives.
•Leads due diligence teams in the evaluation of potential transactions; evaluates financial statements, contracts, risks, liabilities, and integration complexity; identifies synergies, cost savings, and revenue enhancement opportunities.
•Leads financial modeling, valuation analyses, and scenario planning; coordinates funding requirements, capital structure considerations, and lender involvement.
•Leads and actively participates in investor relations activities, including frequent interface with industry analysts and shareholders and represents the Company at investor conferences and road shows.
•Develops clear, consistent messaging around company strategy, performance, and long-term vision; prepares and delivers quarterly earnings materials, including press releases, scripts, and investor presentations.
•Builds and maintains relationships with shareholders, analysts, and potential investors.
•Monitors industry trends to ensure messaging aligns with market expectations.
•Supports preparation for annual meetings, proxy statements, and shareholder votes.
•Aligns IR strategy with corporate strategy and business objectives; supports earnings guidance development, if applicable, and scenario analysis.
•Builds a high-performing finance and accounting team; collaborates across departments to support operational efficiency; aligns financial strategies with organizational goals and culture; mentors and develops staff to create additional depth and succession in the Company.
•Establishes capital expenditure guidelines and reviews/approves major equipment purchases and capital expenditures as required.
•Oversees the preparation and submission of corporate financial statements and filings in accordance with SEC guidelines. Attests to the financials, disclosures and internal controls on a quarterly basis to meet all Company and SEC requirements.
•Serves as liaison with Audit Committee Chair and Audit Committee members; directs the preparation and presentation of reports to the Audit Committee.
•Manages, indirectly, the working relationships with the Company’s internal and external auditors; reviews annual audit plans; and ensures Company maintains an effective control environment
•Performs other responsibilities, as directed or otherwise required or assigned.

Please note, given the timing of our first quarter-end process and filing of the 10Q, your initial and interim title will be Senior Vice President, Accounting & Finance, until immediately following the filing of our 10Q and earnings call, at which time you will be appointed as our Senior Vice President & Chief Financial Officer. This is expected to take place on or around November 6, 2026. No other element of this offer will be impacted by either the initial, interim title or the appointment to Chief Financial Officer.

Compensation

The starting compensation package we are offering includes the following basic elements:

1.Base Salary – Starting annual base salary of $500,000 ($19,230.77 per biweekly pay period), to be paid according to our normal payroll procedures (biweekly, in arrears). This position is salaried and exempt from receiving overtime pay.

2.Incentive Compensation – All eligible employees hired after July 1 and forward will participate in the Company’s incentive compensation plan for the Fiscal Year 2027 (July 1 – June 30), on a pro-rata basis from your hire date, according to the terms of the Plan. In your position, you will be eligible for a target bonus calculated at 75% of your annual base salary, up to a maximum of 150% of your base salary. The Company must first achieve a minimum level of financial performance before any financial incentives are earned. The incentive plan is based on the achievement of established safety and financial objectives. Additional information regarding the Plan will be provided to you upon hire.

3.Equity – You will be eligible to receive an Annual Equity Grant equal to 140% of your annual base salary, in accordance with the Company’s Stock Incentive Plan. Annual Grants are determined by the Compensation Committee of the Board of Directors in August. The nature of the grant (i.e., time-based, market-based and/or performance-based equity) is determined by the Compensation Committee each year, and you will receive Award Agreements associated with each equity grant. You will be eligible for a full Annual Grant beginning with the August 2027 grant cycle.

4.Special Equity Grant – Upon hire, you will receive a special, one-time grant of equity, valued at $450,000. The nature of the grant will be as follows:

•Restricted Stock Units (50%) – these are time-based units that will vest in three annual installments on the anniversary of the grant date (your hire date). RSU’s will be settled as follows:

◦50% Stock-Based RSUs
◦50% Cash-Based RSUs

•Performance Shares (50%) – these are performance-based shares that will cliff-vest on the third anniversary of the grant date, and be based on the Company’s achievement of established relative Total Shareholder Return (TSR) goals.

5.Severance/Change of Control Protection – We will enter into a Participation Agreement with you associated with the Matrix Service Company 2021 Severance Plan for Executives (“Plan”) at the time you join the Company. A copy of the Plan and the Participation Agreement will be provided upon hire. Basic provisions are summarized below:

•General Severance Protection – if separated by the Company for reasons other than Cause, as defined by the Plan, you would be eligible to receive severance pay in the amount of one and a half (1.5) times your Base Salary.

•Change in Control Protection (CIC) – provides salary protection in the event of an involuntary “Separation from Service” for reasons other than for “Cause” or a voluntary “Separation from Service” for “Good Reason” following a “Change of Control.” Your CIC benefit is two (2) times your Base Salary + Target Bonus.

6.Company Benefits – As a regular full-time employee, you will be eligible to participate in the Company’s benefits programs the first of the month following your hire date. A summary of benefits is included below. Please note this summary is reflective of current benefit offerings, which are subject to modification or elimination in the future, at the Company’s discretion.

•Group Health Insurance – We offer employees two health insurance options – a competitive PPO Plan or Consumer-Driven Health Plan and Health Savings Account (HSA) Option with company funding through Blue Cross and Blue Shield. Prescription drug coverage is included with medical premiums.

•Matrix Health Matters Outcomes Based Wellness Program – Annual biometric screenings for employee and spouse enrolled in one of the Matrix medical plans. This annual screening offers a premium discount on Health Insurance for those who are in range with the program guidelines. The Matrix Health Matters Program also has a Tobacco Surcharge element.

•Group Dental Insurance – Voluntary, employee-paid benefit provided through Delta Dental.

•Vision Coverage – Voluntary, employee-paid benefit provided through VSP.

•Group Life Insurance and Accidental Death & Dismemberment Insurance – Company-provided coverage up to one and a half (1.5) times your annual base salary (up to a maximum of $500,000) and $5,000 each for eligible dependents. Additional Accidental Death & Dismemberment, Optional Life, Spousal Optional Life, and Dependent Optional Life Insurance are also available for purchase. Company-provided life insurance policies that exceed $50,000 must be treated as imputed income and will be reflected on your W-2 at the end of each calendar year.

•Executive Business Travel Accident Insurance – In addition to the Company-paid Group Life Insurance and Accidental Death & Dismemberment coverage described above, your position is eligible to receive an additional $1,000,000 in Company-paid insurance coverage for accidental injury or death when traveling on business for Matrix Service Company.

•Key Person Life Insurance – In this position, you are eligible to receive an additional Company-paid life insurance policy equal to two (2) times your annual base salary up to a maximum of $1,500,000. This life insurance policy is in addition to the Company-provided Group Life Insurance described above.

•Executive Short-Term Disability Insurance – Company-paid. Provides supplemental compensation in the event of disability at 100% of your base pay up to a maximum of 26 weeks.

•Long-Term Disability Insurance – Company-paid. Provides supplemental compensation in the event of long-term disability at 60% of your base pay up to a maximum of $12,000 monthly. If applicable, coverage would begin after the 26 weeks of Short-Term Disability coverage. As an Officer of the Company, you are also eligible to receive additional LTD in the form of an Executive Individual Supplemental Disability Protection plan. Details will be provided upon hire.

•401(k) Plan – Employees may contribute from 1% to 75% of their compensation through pre-tax deferrals or after-tax Roth up to the annual IRS maximum. Employees are eligible to contribute to the 401(k) plan once they have completed two consecutive months of service. Plan entry date is the first day of the following month. Matrix Service provides a “Safe Harbor” Matching Contribution on a biweekly basis to all individuals who participate in the plan and make salary deferral contributions during that pay period. The Safe Harbor Matching Contribution will be a dollar-for-dollar (100%) matching contribution on salary deferrals up to the first 3% of compensation and 50% on the next 2% of salary deferrals. Therefore, for participants that contribute at least 5% in their salary deferrals, the Company is essentially matching 100% of the first 4% of these deferrals. All contributions, both employee deferrals and Company matching contributions, are 100% vested.

•Flexible Spending Accounts – We offer Health Care and Dependent Care Expense Accounts, which allow employees to set aside pre-tax dollars to reimburse themselves for certain heath care and dependent care expenses, while reducing their taxable income. The FSA contribution maximum will follow the annual IRS limits for both the Health Care Expense Account and the Dependent Care Expense Account.

•Other Voluntary Benefits – Critical Illness Plan, Accident Insurance Plan, and Pre-Paid Legal Services.

•Employee Assistance Program (EAP) – Company-provided benefit. This free service is available to help employees and their families manage personal issues at work or at home. This confidential resource is available 24 hours a day, 7 days a week. 10.5 paid holidays per year. Paid Time Off (PTO) – Employees begin accruing PTO             upon hire to be applied to vacation, sick, and personal absences. PTO accrues on a biweekly basis, and in your case at a rate of 7.693 hours per biweekly pay period. This equates to five (5) weeks of PTO in a Calendar Year, January 1 through December 31.

Please note that the offer contained in this letter will be effective for seven (7) calendar days and is contingent upon a confirmed negative drug and alcohol test, in accordance with the Company’s Substance Abuse Policy, as well as satisfactory completion of the Company’s pre-employment criminal, educational and previous employment background check process. This letter, in conjunction with human resources policies of Matrix Service Company, contains the complete understanding regarding your employment and supersedes any and all other agreements, whether oral or written. No amendment, modification, waiver or addition to it will be valid and binding unless it is in writing and signed by both you and myself.

As a publicly-traded Company, the timing of the announcement of your hiring must be carefully coordinated with Matrix. In the meantime, you agree that you will not disclose to any other third party, our identity as the entity making this offer and your prospective employer until we consent.

Also please be advised that Matrix Service Company does not want access to any confidential information belonging to your current or former employers and specifically directs you to refrain from bringing such information to the Company or using it in any way. As you prepare to join Matrix Service Company, please ensure that all property and documents belonging to your employer are returned. This includes documents in any media, including but not limited to, data storage devices such as thumb-drives, e-mail and text messages, hard copies of any documents or materials, and any other media that contains confidential information. Whether or not you believe certain information is confidential, do not bring it to Matrix Service Company. By your signature below, you acknowledge that you have read the above policy, agree to abide by it, and agree not to bring or use in any way such information.

At your earliest convenience, please sign and return one copy of this letter to confirm that you accept our employment offer and that you are not bound by any agreements, contracts or commitments which would, in any way, affect your ability to work for the Company and/or limit your performance and contributions in the position we are offering. In addition, your signing this letter will indicate that you understand that our offer does not in any way represent an employment contract or any other commitment to a specific term of employment with the Company.

Yours very truly,

Shawn P. Payne President and Chief Executive Officer

CONFIRMED AND AGREED TO THIS ______ DAY OF ____________, 2026.

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DOMINIC A. SAVARINO